UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 17, 2013, we entered into a securities purchase agreement with an existing institutional investor pursuant to which we have agreed to sell 150,000 shares of our Series C-1 Non-Voting Convertible preferred stock and a warrant to purchase up to 750,000 shares of common stock, and also entered a separate securities purchase agreement with another existing institutional investor pursuant to which we have agreed to sell 150,000 shares of our Series C-2 Non-Voting Convertible preferred stock and a warrant to purchase up to 750,000 shares of common stock, for gross proceeds of an aggregate of $3,000,000. The Series C-1 and Series C-2 shares and the related warrants will be sold together at a price of $10.00 per share for each share of Series C-1 and Series C-2 stock.

The Series C-1 Stock and the Series C-2 Stock have identical rights, privileges and terms and are referred to collectively as the “Series C Stock.”  Each share of Series C Stock is convertible into 10 shares of our common stock at any time at the holder’s option at a conversion price of $1.00 per share.  However, the holder will be prohibited from converting Series C Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding.  In the event of our liquidation, dissolution, or winding up, holders of the Series C Stock will receive a payment equal to $10.00 per share of Series C Stock, subject to adjustment, before any proceeds are distributed to the holders of common stock.  Shares of the Series C Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors, and will rank:

●	senior to all common stock;

●	senior to any class or series of capital stock hereafter created specifically by its terms junior to the Series C Stock;

●	on parity with our Series B Non-Voting Convertible Preferred Stock; and

●	junior to our Series D Non-Voting Convertible Preferred Stock and our Series E Non-Voting Convertible Preferred Stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

    Immediately prior to closing, we will file the Certificates of Designation of Series C-1 Non-Voting Convertible Preferred Stock, Series C-2 Non-Voting Convertible Preferred Stock, Series D Non-Voting Convertible Preferred Stock and Series E Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of those series. The Certificates of Designation will be filed as exhibits to a Form 8-K that we will file after the closing of the offerings and the foregoing description of the Series C Stock as well as the references to the Series D Non-Voting Convertible Preferred Stock and Series E Non-Voting Convertible Preferred Stock are not complete and are qualified in their entirety by reference to the respective exhibits when filed.

    The warrants to be issued to each investor are identical.  The warrants are exercisable one year after issuance, have an exercise price of $1.25 per share, subject to adjustment, and a term of five years from the date they are first exercisable. However, a holder will be prohibited from exercising a warrant if, as a result of such exercise, the holder, together with its affiliates, would own more than either 4.99% or 9.99% of the total number of shares of our common stock then issued and outstanding.

We currently anticipate that closing of the sale of the Series C shares and the warrants will take place on or about October 22, 2013, subject to the satisfaction of customary closing conditions as well as the following conditions:

●
we must exchange a convertible note currently held by one of the investors in the principal amount of $400,000 for shares of our Series D Non-Voting Convertible Preferred Stock and exchange another convertible note currently held by the same investor in the principal amount of $750,000 for shares of our Series E Non-Voting Convertible Preferred Stock; and

●	we must receive from the NYSE MKT a letter saying we have regained listing compliance with Section 1003(a)(i) and Section 1003(a)(iv) of the NYSE MKT’s Company Guide.

No placement agent or underwriter was involved in the offerings.

We intend to use the net proceeds of the offerings for general corporate purposes, including the development and commercialization of Neutrolin®, and working capital and capital expenditures.

The form of warrant and the forms of securities purchase agreement are filed herewith as Exhibits 4.22, 10.32 and 10.33, respectively, and are incorporated herein by reference.  The foregoing descriptions of the securities purchase agreements and the warrants are not complete and are qualified in their entirety by reference to the respective exhibits.

The Series C-1 Stock (and the shares of common stock underlying the Series C-1 Stock) will be issued pursuant to a prospectus supplement, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, to our effective shelf registration statement on Form S-3 (File No. 333-185737), which became effective on January 10, 2013. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the Series C-1 Stock in the offering and the shares of common stock underlying the Series C-1 Stock is attached as Exhibit 5.1 hereto.

The Series C-2 Preferred Stock and the warrants to be issued will be sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.  Neither the Series C-2 Preferred Stock nor the warrants may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Series C-2 Preferred Stock or the warrants or any other securities of our company.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 3.02    Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.22	Form of Warrant
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP
10.32	Form of Securities Purchase Agreement, dated October 17, 2013, between CorMedix Inc. and the investor named therein
10.33	Form of Securities Purchase Agreement, dated October 17, 2013, between CorMedix Inc. and the investor named therein
23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)
99.1	Press release dated October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: October 18, 2013	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer